UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 713-646-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Shares	PAGP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01            Entry into a Material Definitive Agreement.

Senior Unsecured Revolving Credit Facility

On June 12, 2026, Plains All American Pipeline, L.P. (“PAA”), a subsidiary of Plains GP Holdings, L.P. (the “Registrant”), entered into an unsecured Credit Agreement (the “Revolving Credit Agreement”), among PAA, Plains Marketing, L.P., a Texas limited partnership (“PMLP”), and Plains Canada Liquid Pipelines ULC, a British Columbia unlimited liability company (“PCLP”), as Borrowers; certain subsidiaries of PAA from time to time party thereto, as Designated Borrowers; Bank of America, N.A., as Administrative Agent and Swing Line Lender; Bank of America, N.A., PNC Bank, National Association and Wells Fargo Bank, National Association, as L/C Issuers; and the other Lenders party thereto (terms used but not defined in this description of the Revolving Credit Agreement have the meanings assigned to them in the Revolving Credit Agreement).

The Revolving Credit Agreement replaces (a) PAA’s Credit Agreement dated as of August 20, 2021, as amended to date, among PAA and PCLP, as Borrowers; certain subsidiaries of PAA from time to time party thereto, as designated borrowers; Bank of America, N.A., as Administrative Agent and Swing Line Lender; Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as L/C Issuers; and the other Lenders party thereto (as amended, the “Existing Revolving Credit Agreement”) and (b) PMLP’s Fourth Amended and Restated Credit Agreement dated as of August 20, 2021, as amended to date, among PMLP and PCLP, as Borrowers; PAA, as guarantor; Bank of America, N.A., as Administrative Agent and Swing Line Lender; Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as L/C Issuers; and the other Lenders party thereto (as amended, the “Hedged Inventory Facility”).

The committed borrowing capacity under the Revolving Credit Agreement is $2.7 billion, up to $800 million of which is available for the issuance of letters of credit and up to $225 million of which is available for swing line loans. The committed amount may be increased at the option of PAA to $4.0 billion, subject to, among other terms and conditions, obtaining additional or increased lender commitments. Further, the Revolving Credit Agreement permits each Canadian subsidiary of PAA that is then designated as a Designated Borrower to obtain advances in Canadian or U.S. dollars and Letters of Credit, up to an aggregate outstanding principal amount of the U.S. dollar equivalent of $1.0 billion. Payment Obligations of each Designated Borrower are guaranteed by PAA. The Revolving Credit Agreement has a scheduled maturity date of June 12, 2031 and provides for one or more one-year extensions subject to applicable lender approval and other terms and conditions set forth in the Revolving Credit Agreement.

Borrowings under the Revolving Credit Agreement accrue interest based, at the applicable Borrower’s election, on either Term SOFR, the Base Rate, the Canadian Term Rate or the Canadian Prime Rate, in each case, plus an applicable margin. Fees on issued Letters of Credit accrue at the applicable margin for Term SOFR Loans and Canadian Term Rate Loans, and a commitment fee accrues at an applicable margin. The applicable margin used in connection with interest rates and fees is based on PAA’s credit rating at the applicable time.

The Revolving Credit Agreement contains representations and warranties and events of default that are customary for investment grade, senior unsecured commercial bank credit agreements. In addition, the Revolving Credit Agreement contains various covenants limiting PAA’s or certain of its subsidiaries’ ability to, among other things:

•	grant liens on their principal property or equity interests in subsidiaries of PAA;
•	incur indebtedness, including capital leases;
•	sell substantially all of our assets or enter into a merger or consolidation; and
•	engage in transactions with affiliates.

In addition, the Revolving Credit Agreement prohibits the declaration or making of distributions on, or purchases or redemptions of, PAA’s equity interests if any Default or Event of Default has occurred and is continuing or, immediately after giving effect thereto, would result therefrom.

The financial covenant in the Revolving Credit Agreement, tested on a quarterly basis, limits Consolidated Funded Indebtedness to adjusted Consolidated EBITDA to no greater than 5.00 to 1.00, which increases to 5.50 to 1.00 during an Acquisition Period.

A default under the Revolving Credit Agreement would permit the Lenders to terminate their commitments and to accelerate the maturity of the outstanding debt.

The above description of the Revolving Credit Agreement is qualified in its entirety by the terms of the Revolving Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02            Termination of a Material Definitive Agreement.

On June 12, 2026, in conjunction with the closing of the Revolving Credit Agreement, PAA, PCLP and PMLP, as applicable, repaid in full and terminated all outstanding obligations under (i) the Existing Revolving Credit Agreement and (ii) the Hedged Inventory Facility.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 The disclosure set forth above in Item 1.01 is incorporated by reference herein.

Item 9.01            Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement dated as of June 12, 2026, among Plains All American Pipeline, L.P., Plains Marketing, L.P. and Plains Canada Liquid Pipelines ULC, as Borrowers; certain subsidiaries of Plains All American Pipeline, L.P. from time to time party thereto, as Designated Borrowers; Bank of America, N.A., as Administrative Agent and Swing Line Lender; Bank of America, N.A., PNC Bank, National Association and Wells Fargo Bank, National Association, as L/C Issuers; and the other Lenders party thereto.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

By: PAA GP Holdings LLC, its general partner

Date: June 17, 2026	By:	/s/ Sharon S. Spurlin
	Name:	Sharon S. Spurlin
	Title:	Senior Vice President and Treasurer